Exhibit 99.1

From: Cutera Corporate <cuteracorp@cutera.com>

Sent: Monday, April 24, 2023 9:49 AM

To: grp-All Employees{e} <grp-AllEmployeese@cutera.com>

Subject: A Note from the Board’s Special Committee

Dear Cutera Colleagues,

We are reaching out as members of the Special Committee of Cutera’s Board of Directors. We know there has been a lot of noise over the last few weeks and recognize the emotion this is causing many of our colleagues. We are focused on finding the right path forward as quickly as practicable so that we can all move beyond this matter.

Since Sheila Hopkins stepped into the Interim CEO role on April 12, she has kept us apprised of her observations and interactions. It is clear from her engagement that each and every one of you believes in this company and our mission. We are fortunate to have a world-class, talented team in all of you.

We remain very optimistic about our future and our ability to meet the shifting demands of our customers while positioning Cutera for continued success in a large and fast-growing market. With your continued support and commitment, we are confident that we are positioned to realize the many opportunities ahead.

Together, we share a passion for improving the lives of patients and serving our customers. Thank you for remaining focused, dedicated and committed to Cutera during this transitional time. We deeply appreciate all you do.

It is important that the Company speaks with one voice, consistent with our policy. Should you receive any inquiries from external parties on this matter, do not engage with them, and please refer them to Greg Barker at gbarker@cutera.com so they can be routed to the proper respondent or addressed directly.

Sincerely,

The Special Committee of Cutera’s Board of Directors

Janet D. Widmann

Gregory A. Barrett

Sheila A. Hopkins

Timothy J. O’Shea

Juliane T. Park

Additional Information and Where to Find It

Cutera, Inc. (the “Company” or “Cutera”) will file a proxy statement on Schedule 14A, an accompanying white proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders for the Company’s upcoming special meeting of stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of any definitive proxy statement of the Company, an accompanying white proxy card, any amendments or supplements thereto and other documents filed by the Company with the SEC when they become available at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the Company’s Investor Relations website at http://ir.cutera.com or by contacting the Company’s Investor Relations Department at IR@cutera.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Company and certain of its directors and executive officers will be participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s special meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Proxy Statement on Schedule 14A for its 2022 annual meeting of stockholders, filed with the SEC on May 2, 2022, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 7, 2023 and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the definitive proxy statement for the Company’s special meeting of stockholders and other relevant documents to be filed with the SEC, if and when they become available.

Forward Looking Statements

Statements contained in this communication which are not historical facts, such as those relating to future events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Investors should consult further disclosures and risk factors included in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the SEC by the Company.